SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                October 22, 2002
                Date of report (Date of earliest event reported)

                                   AT&T CORP.

               (Exact Name of Registrant as Specified in Charter)


     NEW YORK                       1-1105                     13-4924710
 (State or Other               (Commission File               (IRS Employer
   Jurisdiction                     Number)                Identification No.)
of Incorporation)



            900 Rt. 202/206 N., Bedminster, New Jersey 07921
          (Address of Principal Executive Offices, including Zip Code)

                                 (908) 532-1754
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On Tuesday, October 22, 2002, AT&T Corp. issued the following press release:


AT&T Earns 6 Cents Per Diluted Share from Continuing Operations,
Excluding Other Income

Reported Earnings are 5 Cents Per Diluted Share from Continuing Operations on Revenue of $12 Billion


BEDMINSTER, N.J. - AT&T (NYSE: T) today announced third-quarter earnings of $0.06 per diluted share from continuing operations, excluding other income. In the same quarter last year, AT&T reported a loss of $0.02 on the same basis. As previously reported, on January 1, 2002, AT&T adopted Statement of Financial Accounting Standards No. 142, which eliminated amortization of goodwill and franchise costs. The amortization of these items in the third quarter of 2001 reduced reported earnings from continuing operations by $0.11 per diluted share.

On a reported basis, the company earned $0.05 per diluted share from continuing operations, compared with a loss of $0.69 in the year-ago quarter.

Revenue for the quarter was $12.0 billion, a decline of 8.3 percent from the year-ago quarter on a reported basis and a decline of 7.4 percent on a pro forma basis. Pro forma revenue adjusts for significant cable dispositions and the deconsolidation of Excite@Home. The quarter's lower revenue was primarily due to continued declines in long distance voice services, partially offset by growth at AT&T Broadband in telephony, high-speed data and digital video, and growth areas of AT&T Business, primarily data/Internet protocol (IP)/managed services.

"We had a good third quarter and posted solid results as we remained focused on executing the operational basics of our business," said AT&T Chairman and CEO C. Michael Armstrong. "Following the spinoff of AT&T Broadband and its merger with Comcast, AT&T will be well positioned for the future with a top-notch leadership team, a world-class network, a sound financial structure and a wealth of opportunity in the marketplace," Armstrong said.


Following the anticipated spinoff of AT&T Broadband later this quarter, the primary business of AT&T will be communications services, provided by the AT&T Business and AT&T Consumer units.

"Our communications services units made a solid showing in the quarter, reflecting our focus on the fundamentals of operating strong voice and data businesses and seizing growth opportunities," said David Dorman, AT&T chairman- and CEO-elect. "AT&T Business rededicated itself to executing in the marketplace and meeting customer needs across its product portfolio, and AT&T Consumer accelerated its local service momentum, entering two more states and increasing its `any distance' customer count by 24 percent over the previous quarter," Dorman said.


Unit Highlights

Note: all comparisons are third quarter 2002 vs. third quarter 2001 unless otherwise noted



AT&T Business
o        Revenue $6.7 billion, down 1.6 percent

o Revenue year-to-date $20.0 billion, down 4.5 percent over same period last year

o EBIT, excluding other income, $876 million; EBIT margin on the same basis 13.1 percent vs. 14.5 percent

o EBIT, excluding other income year-to-date, $2.64 billion, down 21 percent over same period last year

o Long distance voice revenue decline slowed to about 8 percent with a slight volume increase - reflects steady improvement from the previous quarter decline of approximately 12 percent and first quarter 2002 decline of approximately 19 percent

o Data/IP/Managed services grew about 7 percent (about 6 percent, excluding customer premises equipment)

o Local voice revenue up approximately 5 percent, driven partly by strong performance of "All-in-One" bundle for retail small business market

o Outlook: Expect revenue and EBIT margin, excluding other income, at or marginally better than the favorable end of previously stated ranges of: revenue, 4.5 to 5 percent full-year decline; EBIT margin, excluding other income, 2 to 3 percentage point decline from 2001 margin of 13.3 percent


AT&T Consumer
o Revenue $2.8 billion, down 25.9 percent due to continued trends of wireless and Internet substitution, competition, and customer migration to lower priced plans and products

o Revenue year-to-date $8.8 billion, down 23 percent over same period last year

o        EBIT,  excluding other income, $595 million;  EBIT margin on same basis
         21.3  percent  vs.  33.9  percent

o EBIT, excluding other income year-to-date, $2.2 billion, down 42.1 percent over same period last year

o Any Distance service offered to about 1.9 million customers in eight states at end of quarter - a 24 percent sequential growth rate; entered local market in California and New Jersey. By mid- October, had 2 million Any Distance customers.

o Outlook: Maintain previously stated revenue and EBIT margin, excluding other income, outlook: Revenue, expect to come in at favorable end of mid-20 percent range decline; EBIT margin, excluding other income, expect high single-digit percentage decline


AT&T Communications Services
AT&T Communications Services primarily includes AT&T Business Services and AT&T Consumer Services.


o Outlook: Not providing fourth quarter EPS outlook due to expected AT&T Broadband spinoff and reverse stock split; anticipate capital expenditures (excluding AT&T Broadband), in the lower end of the previously announced range of $3.8 to $4.2 billion.


AT&T Broadband
o Revenue $2.5 billion, up 8.2 percent on a pro forma basis, adjusted for significant closed cable dispositions and acquisitions, and up 6.4 percent on a reported basis

o Revenue growth driven primarily by advanced services (telephony, high-speed data, digital video)

o EBITDA, excluding other income, $569 million; $676 million excluding other income and Comcast merger-related costs

o EBITDA margin, excluding other income, 22.3 percent; 26.5 percent excluding other income and Comcast merger-related costs

o RGUs 559,000 net additions in the quarter: 285,000 digital video, 172,000 high-speed data, 102,000 telephony additions

o        Basic video subscribers down about 129,000 primarily due to competition

o Outlook: Maintain ranges for full-year revenue and EBITDA, excluding other income: revenue growth rate in low double-digit percentage; EBITDA range, excluding other income, of $2.4 to $2.5 billion


3rd Quarter at a Glance                                                 3rd Quarter Highlights
                                         3Q02     % change from 3Q01    EPS from continuing operations, excluding      $0.06
                                                                        other income
AT&T revenue                           $11.96B         (7.4%)*          Reported EPS from continuing operations        $0.05
AT&T Business revenue                  $6.70B           (1.6%)          Reported EPS                                   $0.05
AT&T Consumer revenue                  $2.79B          (25.9%)          Total Assets                                   $138.0B
AT&T Broadband revenue                 $2.55B           8.2%*           Debt, net of cash, monetizations and foreign   $29.7B
                                                                        exchange hedges
EBITDA, excluding other income         $3.24B          (15.0%)
Reported EBITDA                        $3.28B            NMF**

EBIT,excluding  other income           $1.19B          (22.3%)

Reported EBIT                          $1.24B           133.8%

Capital expenditures                   $2.06B             4.6%


*Increase (decrease) is calculated on a pro forma basis
by adjusting third quarter 2001 revenue for significant  cable  acquisitions and
dispositions  closed  in  2001  and  the  deconsolidation  of  Excite@Home,   as
applicable, as if these events occurred on January 1, 2001.
** Not a meaningful comparison




DEFINITIONS


AT&T Group does not include the results of Liberty Media Group, which was tracked as a separate class of stock through August 10, 2001, the split-off date.


EBIT refers to earnings before interest, taxes, extraordinary item, cumulative effect of accounting changes, dividend requirements on preferred stock, premium on exchange of AT&T Wireless tracking stock and discontinued operations.


EBIT,   excluding  other   income/expense,   refers  to  EBIT,  excluding  other
income/expense, and pretax net losses/earnings related to equity investments.


EBITDA refers to EBIT, excluding depreciation and amortization, and pretax minority interest other than Excite@Home's minority interest.


EBITDA, excluding other expense/income, refers to EBITDA, excluding other income/expense, and pretax net losses/earnings related to equity investments.


EBIT margin refers to EBIT as a percentage of reported revenue.


EBITDA margin refers to EBITDA as a percentage of reported revenue.


EPS from continuing operations, excluding other income/expense, refers to earnings per share, excluding other income/expense, net losses/earnings related to equity investments, extraordinary item, cumulative effect of accounting changes, dividend requirements on preferred stock, premium on exchange of AT&T Wireless tracking stock and discontinued operations.


Pro forma revenue: Third quarter 2001 revenue is adjusted for significant cable acquisitions and dispositions closed in 2001 and the deconsolidation of Excite@Home, as if these events occurred on January 1, 2001.



                                                                 AT&T Group
                                             Combined Statements of Operations (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------


For the Three Months        For the Nine Months

Ended  Sept. 30,                Ended  Sept. 30,
Dollars in Millions   (except per share amounts)                                            2002        2001        2002        2001
------------------------------------------------------------------------------------------------------------------------------------

Revenue                                                                                 $ 11,956    $ 13,035   $ 36,044     $ 39,773

Operating Expenses
    Costs of services and products                                                         3,333       3,476       9,962      10,458
    Access and other connection                                                            2,696       3,033       8,267       9,289
    Selling, general and administrative                                                    2,712       2,488       7,902       7,953
    Depreciation and amortization                                                          1,981       2,274       5,835       7,036
    Net restructuring and other charges

                                                                                            (26)         399          30       1,494
    Goodwill and franchise impairment charges
                                                                                              -            -      16,479         -

                                                                                         -------     -------    --------   ---------
Total operating expenses                                                                  10,696      11,670      48,475      36,230
                                                                                      ----------   ---------   ---------   ---------

Operating income (loss)                                                                    1,260       1,365    (12,431)       3,543

Other income (expense), net                                                                   56         320       (935)       (771)

Interest (expense)                                                                         (748)       (786)     (2,231)     (2,426)
                                                                                           -----       -----     -------     -------
Income (loss) from continuing operations before income taxes, minority interest and dividends on subsidiary preferred stock and net (losses) related to equity
    investments                                                                              568         899    (15,597)         346
(Provision) benefit for income taxes                                                       (312)          70       4,053         288
Minority interest and dividends on subsidiary preferred stock                               (38)         177       (126)       1,015

Net (losses) related to equity investments                                                  (11)     (3,352)     (1,032)     (4,389)
                                                                                            -----   -------     -------     --------
Income (loss) from continuing operations                                                     207     (2,206)    (12,702)     (2,740)

(Loss) income from discontinued operations-net of tax                                          -           -        (88)         150

Gain on disposition of discontinued operations                                                 -      13,503           -      13,503
                                                                                           -------    -------       ------    ------


Income (loss) before extraordinary gain and cumulative effect of accounting  changes         207      11,297    (12,790)      10,913
Extraordinary gain- net of tax                                                                 -           -          48           -
Cumulative effect of accounting changes- net of tax

                                                                                                -          -       (856)         359
                                                                                         ---------     -------     -------    ------

Net income (loss) of AT&T Group                                                               207      11,297    (13,598)     11,272
Dividend requirements of preferred stock, net                                                   -       (235)         -        (652)
Premium on exchange of AT&T Wireless tracking stock

                                                                                                -           -         -        ( 80)
                                                                                           --------   -------   ---------    -------

Income (loss) attributable to common shareowners                                           $  207     $11,062  $ (13,598)   $ 10,540
                                                                                           ------     -------  ----------   --------

AT&T Common Stock Group :
Earnings (loss)                                                                            $  207   $  11,062  $ (13,598)   $ 10,505
Weighted-average shares (millions)                                                          3,848       3,534       3,681      3,677
Weighted-average shares and potential common shares (millions)*                             3,850       3,534       3,681      3,677

Earnings (loss) from continuing operations per basic and diluted share                    $  0.05    $ (0.69)    $ (3.45)    $(0.94)
(Loss) earnings from discontinued operations per basic and diluted share                        -           -      (0.02)      0.03
Gain on disposition of discontinued operations per basic and diluted share                      -        3.82           -      3.67
Extraordinary gain per basic and diluted share                                                  -           -        0.01        -
Earnings from cumulative effect of accounting change per basic and diluted share

                                                                                                -          -        (0.23)      0.10
                                                                                        ---------      ------      ------       ----

Earnings (loss) per basic and diluted share                                               $  0.05      $ 3.13    $ (3.69)    $  2.86

Dividends declared per share                                                              $0.0375     $0.0375     $0.1125    $0.1125

AT&T Wireless Group:
Earnings                                                                                    $   -       $   -       $   -      $  35
Weighted-average shares (millions)                                                              -           -           -        438
Weighted-average shares and potential common shares (millions)*                                 -           -           -        438
Earnings per basic and diluted share                                                        $   -       $   -       $   -     $ 0.08

*Weighted-average shares assumes dilution from the potential conversion of debt and equity securities and the potential exercise of outstanding stock options and other performance awards, unless they are anti-dilutive to earnings (loss) per diluted share.



AT&T EPS RECONCILIATION


The following table reconciles the reported earnings (loss) from continuing operations per diluted share to earnings (loss) from continuing operations excluding other income (expense) per diluted share:


                                                             For the three months ended September 30,
                                                              2002                              2001

Reported earnings (loss) from continuing
operations per diluted share
                                                               $0.05                           ($0.69)
                                                     --------------------------       ---------------------------
    Less reconciling items:


      Other income (expense), net(1)                          (0.01)                             0.28






      Net (losses) related to equity investments                 -                              (0.95)

                                                     --------------------------       ---------------------------
                                                     --------------------------       ---------------------------
                                                              (0.01)                            (0.67)
                                                     --------------------------       ---------------------------
                                                     --------------------------       ---------------------------
Earnings per diluted share from continuing                     $0.06                           ($0.02)
operations excluding other income (expense)
                                                     ==========================       ===========================
                                                     ==========================       ===========================

---------------------------------------------------- -------------------------- ----- ---------------------------

(1) Other income (expense) is income on a pre-tax basis, but an expense on an after-tax basis in the third quarter of 2002 due to the taxes associated with the impairment charges recorded on certain leveraged leases of aircraft ($0.2 billion pre-tax). The nature of leveraged leases and the anticipated loss on those leases caused a limited tax benefit.



                                                       AT&T Group
                                        Combined Balance Sheets (Unaudited)
--------------------------------------------------------------------------------------------------------------------

September 30,   December 31,
Dollars in Millions                                                                        2002           2001
-------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and cash equivalents                                                             $   6,926     $   10,592
Accounts receivable, less allowances of $800 and $827                                     6,882          7,736
Other receivables                                                                           402          1,645
Investments                                                                                 459            668
Deferred income taxes                                                                     2,048          1,230
Other current assets

                                                                                            995            657
                                                                                            ---            ---
   Total Current Assets                                                                  17,712         22,528

Property, plant and equipment, net of accumulated depreciation of $35,678
  and $32,046                                                                            41,364         41,322
Goodwill, net of accumulated amortization of $1,307 in 2001                              20,517         24,675
Franchise costs, net of accumulated amortization of $2,501 in 2001                       29,084         42,819
Other purchased intangible assets, net of accumulated amortization of $846
  and $647                                                                                2,003          2,222
Investments and related advances                                                         17,920         23,818
Prepaid pension costs                                                                     3,522          3,337


Other assets                                                                              5,916          4,561
                                                                                          -----          -----
TOTAL ASSETS                                                                         $  138,038     $  165,282
                                                                                     ==========     ==========

LIABILITIES
Accounts payable                                                                      $   4,342     $    4,744
Payroll and benefit-related liabilities                                                   1,599          2,084
Debt maturing within one year                                                             6,560         12,958
AT&T Canada obligation                                                                    3,525              -
Other current liabilities

                                                                                          4,652          5,641
                                                                                         ------         ------

   Total Current Liabilities                                                             20,678         25,427

Long-term debt                                                                           36,371         40,527
Long-term benefit-related liabilities                                                     3,707          3,594
Deferred income taxes                                                                    24,452         28,160
Other long-term liabilities and deferred credits

                                                                                          3,868         7,614
                                                                                          -----         -----


   Total Liabilities

                                                                                         89,076        105,322
                                                                                        -------        -------
Minority interest                                                                         1,371          3,560

Company-Obligated Convertible Quarterly Income Preferred Securities of
  Subsidiary Trust Holding Solely Subordinated Debt Securities of AT&T                    4,728          4,720

SHAREOWNERS' EQUITY
AT&T Common Stock, $1 par value,  authorized  6,000,000,000  shares;  issued and outstanding  3,851,084,978  shares  (net  of  858,888,662  treasury  shares)  at
September 30, 2002, and 3,542,405,744 shares (net of 851,746,431 treasury
shares) at December 31, 2001                                                              3,851          3,542

Additional paid-in capital                                                               53,530         49,265
Accumulated (deficit)                                                                  (14,383)          (785)
Accumulated other comprehensive (loss)

                                                                                          (135)          (342)
                                                                                          -----          -----
   Total Shareowners' Equity
                                                                                         42,863         51,680
                                                                                        -------         ------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY                                            $  138,038     $  165,282
                                                                                     ==========     ==========



NOTE TO FINANCIAL MEDIA: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 8:15 a.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-428-4480 to access the call. Callers outside the U.S. should dial
+ 1 612-332-0819.

In addition, Internet rebroadcasts of the call will be available on the AT&T website beginning later today. The website address is http://www.att.com/ir. A copy of the earnings commentary is also available online. An audio rebroadcast of the conference call will be available beginning in the afternoon on Tuesday, October 22 until midnight on Thursday, October 24. To access the replay, please visit http://www.att.com/ir, or U.S. callers can dial 800-475-6701, access code 653832. Callers outside the U.S. should dial +1 320-365-3844, access code 653832.

The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

                                     # # #

         AT&T also reported that, in light of recent publicly reported developments, AT&T is examining the impact to it if various telecommunications companies and vendors are unable to satisfy their agreements with AT&T, including the separation agreements between AT&T and Lucent Technologies Inc. While AT&T has not completed its review and can not quantify the impact, if any, it is possible that under certain circumstances any such inability could have a negative financial and operational impact on AT&T, which may be material.

         AT&T also reported that it had decided to expense stock options grants, commencing prospectively to options granted in 2003 and beyond. Given the number of variables that must be used in determining the value and number of options granted as well as market conditions, the Company is not possible to determine precisely what the future impact on income would be at this time.

         AT&T also noted that on October 21, 2002 its affiliate, AT&T Latin America Corp., announced that it anticipates a liquidity shortfall commencing in the fourth quarter of 2002. AT&T said that AT&T Latin America's current situation has no impact on AT&T's ability to meet global business customers' needs, whether those customers' operations are based in or extend to the Latin America region. AT&T's investment in AT&T Latin America currently has a book value of $1.2 billion. The recorded value of AT&T's investment could be impacted by actions taken by AT&T Latin America. AT&T holds a 69 percent economic stake and a 95% voting stake in AT&T Latin America.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2002


                                AT&T CORP.


                                By:  /s/     Robert S. Feit
                                     -------------------------------------
                                     Name:   Robert S. Feit
                                     Title:  Vice President - Law and
                                               Secretary